Exhibit 99.1

NEWS RELEASE
Contacts:	KLX Energy Services
Geoffrey C. Stanford, SVP, Interim CFO & CAO
(832) 930-8066
IR@klx.com

Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
KLXE@dennardlascar.com

KLX Energy Services Holdings, Inc. Updates

2026 Third Quarter Guidance

Tightens its Revenue range versus prior guidance and

provides Adjusted EBITDA Margin range of 13% to 14%

HOUSTON, TX – September 25, 2026 – KLX Energy Services Holdings, Inc. (Nasdaq: KLXE) (“KLX”, the “Company”, “we”, “us” or “our”) today announced it has updated its 2026 third quarter Revenue range to tighten its previously announced guidance; and provides Adjusted EBITDA Margin range for the third quarter that ends September 30, 2026.

Third Quarter 2026 Guidance Update

•	Estimated 3Q26 Revenue range is now $180 million to $185 million, representing a 9% sequential Revenue improvement over the second quarter of 2026

•	Estimated 3Q26 Adjusted EBITDA Margin range is 13% to 14%, representing an approximately 200 basis point sequential Adjusted EBITDA Margin improvement over second quarter of 2026

Chris Baker, KLX President and Chief Executive Officer, stated, “Based on our quarter to date internal financials , we are very pleased with our performance thus far in the third quarter. Looking at our current internal forecast, we are narrowing our third quarter revenue guidance to a range of $180 million to $185 million. At the revised midpoint, we expect revenue will increase approximately 9% sequentially over the second quarter of 2026.

“We expect Adjusted EBITDA to improve by approximately 30% at the midpoint of the guidance range and Adjusted EBITDA Margin to improve approximately 200 basis points sequentially.

“We are also benefiting from a full quarter of contribution from the Wolf Pack acquisition, and we remain on track to achieve the $2.5 million annual synergy target announced in August. These updated ranges for the third quarter reinforce our confidence in the earnings trajectory of the business and support the strategic actions we have taken to position KLX for the next phase of growth.

“Lastly, the offering period for the Company’s $125 million equity rights offering has ended and we are proud to have achieved the Company’s objectives. This is a transformational step in the Company’s strategy to delever and positions KLX to execute on organic and inorganic growth. We sincerely thank our stockholders and creditors for their confidence in the Company and we appreciate the broad participation across the investor base including existing and new stockholders, creditors, the board, management and our employees.”

About KLX Energy Services Holdings, Inc.

KLX is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the United States. The Company delivers mission critical oilfield services focused on drilling, completion, production, and intervention activities for technically demanding wells from over 60 service and support facilities located throughout the United States. KLX’s complementary suite of proprietary products and specialized services is supported by technically skilled personnel and a broad portfolio of innovative in-house manufacturing, repair and maintenance capabilities. More information is available at www.klx.com.

Forward-Looking Statements and Cautionary Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information to investors. This news release includes forward-looking statements that reflect our current expectations and projections about our future results, performance and prospects. Forward-looking statements include all statements that are not historical in nature and are not current facts. When used in this news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein), the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could,” “will” or the negative of these terms or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events with respect to, among other things: our operating cash flows; the availability of capital and our liquidity; our future revenue, income and operating performance; our ability to sustain and improve our utilization, revenue and margins; our ability to maintain acceptable pricing for our services; future capital expenditures; our ability to finance equipment, working capital and capital expenditures; our ability to execute our long-term growth strategy and to integrate our acquisitions; our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements; and the timing and success of strategic initiatives and special projects.

Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following: prevailing market conditions, the successfully meeting the closing conditions of the subscription rights offering and related Backstop Exchange, a decline in demand for our services, including due to overcapacity and other competitive factors affecting our industry; the cyclical nature and volatility of the oil and gas industry, which impacts the level of exploration, production and development activity and spending patterns by oil and natural gas exploration and production companies; a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity; inflation; changes in interest rates; the ongoing war in Ukraine and its continuing effects on global trade; the ongoing conflict and tensions in the Middle East, including the conflict with Iran; supply chain issues; general economic, financial and political conditions, including market volatility and the impact of the imposition of increased, new and retaliatory tariffs; and other risks and uncertainties listed in our filings with the

U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Information Regarding Guidance Updates

The Company intends to provide a detailed operational and financial update during its third quarter 2026 earnings call in November 2026. Closing procedures for the fiscal quarter ended September 30, 2026, are not yet complete. The updated guidance ranges contained in this news release reflect management’s estimates based solely upon information available to it as of the date of this news release and is not a comprehensive statement of the Company’s financial results for the three months ended September 30, 2026. The guidance presented herein should not be considered a substitute for full unaudited financial statements for the three months ended September 30, 2026, once they become available and should not be regarded as a representation by the Company or its management as to its actual financial results for the three months ended September 30, 2026. The guidance ranges described above constitute forward-looking statements. The guidance ranges presented herein are subject to change, and the Company’s actual financial results may differ from such guidance and such differences could be material. Accordingly, you should not place undue reliance upon these guidance.

Non-GAAP Financial Measures

This release includes Adjusted EBITDA and Adjusted EBITDA margin. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934. We have not provided reconciliations of our future expectations as to Adjusted EBITDA or Adjusted EBITDA margin as such reconciliation is not available without unreasonable efforts.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions, (v) costs incurred related to the COVID-19 pandemic and (vi) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business. Adjusted EBITDA is used to calculate the Company’s leverage ratio, consistent with the terms of the Company’s ABL Facility.

We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

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